Exhibit 99.12(a)



     COLLEGE RETIREMENT EQUITIES FUND                CHARLES H. STAMM
     730 Third Avenue                                EXECUTIVE VICE PRESIDENT
     New York, NY 10017-3206                         AND GENERAL COUNSEL
     212 490-9000                                    (212) 916-4700








                                                              April 28, 2003



College Retirement Equities Fund
730 Third Avenue
New York, New York 10017


Gentlemen:

                  I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information filed by the College Retirement Equities Fund ("CREF") as part of Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 33-480 and 811-4415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

                                               Sincerely,



                                               /s/ Charles H. Stamm
                                               --------------------------------
                                               Executive Vice President
                                               and General Counsel